Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE

Date:	December 20, 2006
Company:	National Bancshares Corporation 112 West Market Street Orrville, Ohio 44667
Contact:	David C. Vernon President and CEO
Phone:	330.682.1010
Fax:	330.684.2154
NATIONAL BANCSHARES CORPORATION DECLARES FOURTH QUARTER DIVIDEND
ORRVILLE, Ohio, December 20, 2006 — The Board of Directors of National Bancshares Corporation (OTC: NBOH) today declared a quarterly cash dividend of $0.16 per share for the fourth quarter 2006. This dividend is payable on January 19, 2007 to shareholders of record as of December 29, 2006
National Bancshares Corporation is the holding company for First National Bank a federally chartered national bank formed in Ohio in 1881. First National Bank has fourteen offices in Orrville, Wooster, Dalton, Kidron, Smithville, Apple Creek, Mt. Eaton, Massillon, Lodi and Seville. Additional information is available at www.fnborrville.com.
FORWARD-LOOKING STATEMENT
This press release contains certain forward-looking statements, including certain plans, expectations, goals and projections, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statement for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure. All forward-looking statements included in this news release are based on information available at the time of the release. National Bancshares and its subsidiary, First National Bank, assumes no obligation to update any forward-looking statement.